Exhibit A.
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                                                                     EX.99.MISC.

                        The Crowley Portfolio Group, Inc.

                             Code of Ethics for the
            Principal Executive Officer & Principal Financial Officer

The Crowley Portfolio Group, Inc. (the "Fund") requires the Principal  Executive
Officer,  Principal Financial Officer, or other Fund officers performing similar functions (the "Principal Officers"),  to maintain the highest ethical and legal standards while performing their duties and  responsibilities  to the Fund, with particular emphasis on those duties that relate to the preparation and reporting of  the  financial  information  of  the  Fund.  The  following  principles  and
responsibilities   shall  govern  the  professional  conduct  of  the  Principal
Officers:

1.   HONEST AND ETHICAL CONDUCT

     The  Principal  Officers  shall act with honesty and  integrity,  ethically handle  actual or apparent  conflicts  of  interest  between  personal  and professional  relationships,  and shall report any material  transaction or relationship  that reasonably  could be expected to give rise to a conflict of  interest  between  their  interests  and those of the Fund to the Audit
     Committee,  the full Board of Directors of the Fund,  and, in addition,  to any other  appropriate  person or entity that may reasonably be expected to deal with any conflict of interest in timely and expeditious manner.

     The Principal Officers shall act in good faith, responsibly, with due care,
     competence  and  diligence,   without  misrepresenting  material  facts  or
     allowing their independent judgment to be subordinated or compromised.

2.   FINANCIAL RECORDS AND REPORTING

     The  Principal  Officers  shall provide full,  fair,  accurate,  timely and understandable disclosure in the reports and/or other documents to be filed with or  submitted  to the  Securities  and  Exchange  Commission  or other applicable  body by the Fund,  or that is otherwise  publicly  disclosed or communicated. The Principal Officers shall comply with applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

     The Principal  Officers  shall respect the  confidentiality  of information acquired  in  the  course  of  their  work  and  shall  not  disclose  such information  except when authorized or legally  obligated to disclose.  The
     Principal  Officers will not use confidential  information  acquired in the course of their duties as Principal Officers.

     The Principal  Officers shall share knowledge and maintain skills important and  relevant  to the  Fund's  needs;  shall  proactively  promote  ethical behavior of the Fund's  employees and as a partner with industry  peers and associates;  and shall maintain control over and responsibly  manage assets and resources employed or entrusted to them by the Fund.

3.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS

     The Principal  Officers shall establish and maintain  mechanisms to oversee the  compliance of the Fund with  applicable  federal,  state or local law, regulation or administrative rule, and to identify, report and correct in a swift and certain manner, any detected  deviations from applicable federal, state or local law, regulation or rule.

4.   COMPLIANCE WITH THIS CODE OF ETHICS

     The Principal Officers shall promptly report any violations of this Code of
     Ethics to the Audit Committee as well as the full Board of Directors of the
     Fund and shall be held  accountable  for strict  adherence  to this Code of
     Ethics.  A proven  failure to uphold the  standards  stated herein shall be grounds for such  sanctions as shall be reasonably  imposed by the Board of
     Directors of the Fund.

5.   AMENDMENT AND WAIVER

     This Code of Ethics may only be  amended or  modified  by  approval  of the
     Board of  Directors.  Any  substantive  amendment  that is not technical or administrative in nature or any material waiver,  implicit or otherwise, of any  provision  of this Code of Ethics  shall be  communicated  publicly in accordance  with Item 2 of Form N-CSR under the  Investment  Company Act of
     1940, as amended.